EXHIBIT 99.1


          Premier Laser Systems Extends Expiration of Class B Warrants

IRVINE, Calif.-(BUSINESS WIRE)-Nov. 16, 1999-Premier Laser Systems Inc. (Nasdaq:PLSIA) Tuesday announced that it has extended the expiration date of its Class B Redeemable Warrants (Nasdaq:PLSIZ).

The Class B Redeemable Warrants are now exercisable at any time until 5:00 p.m. (New York time) on Jan. 31, 2000 (the former expiration was Nov. 30, 1999), provided that at that time a current prospectus relating to the Common Stock underlying the warrants is in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws.

Premier Laser Systems develops, manufactures and markets diagnostic and therapeutic products for the eyecare, dentistry and surgical markets including lasers, fiber optic delivery systems and associated products for a variety of applications.

CONTACT: Allen & Caron Inc
Cathy Allen (media), 714/957-8440
or
Premier Laser Systems
Robert Mahoney (Investors), 949/859-0656


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